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                                                                 Exhibit 3.3

                                  RESTATED

                          ARTICLES OF INCORPORATION

                                     OF

                             LACLEDE GAS COMPANY


                                  ARTICLE I

         The name of this corporation shall be Laclede Gas Company.

                                 ARTICLE II

         The address of the present registered office in this state of this corporation is 720 Olive Street, St. Louis, Missouri, and the name of the present registered agent at such address is Mary C. Kullman.

                                 ARTICLE III

         The initial stated capital of this corporation was $9,734,480, represented by 2,433,620 fully paid and non-assessable shares then issued and outstanding of the then $4.00 par value common stock.

                                ARTICLE III-A

         The aggregate number of shares which this corporation shall have authority to issue is 51,480,000 shares, divided into two (2) classes, a class of common stock and a class of preferred stock, and the number of shares in each class is:

                  (1) 50,000,000 shares of common stock of the par value of $1.00 per share; and

                  (2) 1,480,000 shares of preferred stock of the par value of $25.00 per share.

         1. The preferred shares shall, as hereinafter set forth, be entitled to limited preferential dividends and to a limited amount on dissolution or liquidation.

         2. The board of directors is hereby expressly authorized to cause such shares to be issued from time to time in series, and by resolution adopted prior to the issue of shares of


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any particular series, to fix the distinctive serial designation of the shares of such series. No series need consist of the same number of shares as any other series.

         3. Before any dividends on common stock shall be declared or paid or set apart for payment, the holders of outstanding preferred stock of any series shall be entitled to receive, but only when and as declared, out of any funds legally available for the declaration of dividends, cumulative cash dividends thereon at a dividend rate per share of the per cent per annum of the par value thereof applicable to the shares of such series, and no more, payable to shareholders of record as of a date, not exceeding thirty days preceding the date for the payment of any such dividend, fixed in advance by the board of directors as the record date for the determination of the shareholders entitled to receive payment of such dividend. The board of directors is hereby expressly authorized, by resolution adopted prior to the issuance of any shares of any particular series, to fix the dividend rate applicable to the shares of such series and the date from which dividends on shares of such series issued prior to the date for payment of the first dividend thereon shall be cumulative.

         Dividends on shares of the preferred stock of any series which are issued on or after the date for the payment of the first dividend thereon shall be cumulative as follows:

                  (a) If issued after a record date for a dividend on preferred shares but on or before the payment date for such dividend, they shall be cumulative from said payment date;

                  (b) Otherwise they shall be cumulative from the quarter-annual dividend payment date next preceding the date of issue of such shares.

         The quarter-annual dividend payment dates of the aforesaid dividends on the preferred stock, regardless of series, shall be the last days of March, June, September and December of each year.

         The dividends on all of the preferred shares outstanding, whether of one or more series, shall be cumulative, and no dividends shall at any time be declared or paid or set apart for payment on the common stock unless full dividends on the preferred stock for the current quarterly dividend period, as well as for all past quarterly dividend periods, shall have been declared.

         4. The shares of preferred stock of any series may be redeemed at the option of the board of directors in whole or in part at any time by the payment in cash, with respect to each share so to be redeemed, to the record holder thereof, against the surrender for cancellation, change or endorsement, as the case may require, of his certificate therefor, of the redemption price applicable to the shares of such series on the redemption date. The board of directors is hereby expressly authorized, by resolution adopted prior to the issuance of any shares of any particular series, to fix the redemption price applicable to the shares of such series, which redemption price may be so fixed as to vary according to the time of redemption, and to fix the terms of redemption of the shares of such series; provided that such terms of redemption so fixed shall not be inconsistent with the Articles of

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Incorporation of this corporation, as amended. The redemption price shall in no case exceed an amount per share equal to the par value thereof plus fifteen per cent of such par value plus a sum computed at the annual dividend rate on the par value of such share from the date from which dividends on such share became cumulative to the redemption date, less the aggregate of the dividends theretofore or on such date paid thereon.

         In case of redemption of a part only of the preferred shares, or of a part only of the preferred shares of any series, the board of directors may determine what shares are to be redeemed, and the selection thereof may be by lot or in any other manner, as the board of directors may determine.

         Notice of every such redemption shall be given by publication, published at least once in a daily newspaper published in the City of St. Louis, Missouri, and in a daily newspaper published in the Borough of Manhattan, the City of New York, at least thirty but not more than sixty days before the date fixed for redemption. Notice of redemption shall also be mailed at least thirty but not more than sixty days before each redemption date to the holders of record of the preferred shares to be redeemed at their respective addresses as the same shall appear on the books of this corporation, but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such shares.

         If such notice of redemption shall have been duly given by publication, and all funds necessary for such redemption shall, on or before the redemption date, have been set aside so as to be available therefor, then, notwithstanding that any certificate for the shares of the preferred stock so called for redemption shall not have been surrendered for redemption, the shares represented thereby shall from and after the redemption date no longer be deemed to be outstanding and all rights of the holders thereof as holders of such shares shall cease, excepting only their right to receive the redemption price, but without interest. It is provided, however, that after notice of redemption shall have been duly given by publication, or after this corporation has given irrevocable instructions therefor, this corporation may deposit, in trust, for the account of the holders of the shares so to be redeemed, with a bank or trust company doing business in the City of St. Louis, Missouri, or in the Borough of Manhattan, the City of New York, having a capital, surplus and undivided profits aggregating at least $5,000,000, all funds necessary for such redemption, and if such deposit is so made on or before the redemption date, all shares with respect to which such deposit shall be made shall forthwith upon the making of such deposit no longer be deemed to be outstanding, and all rights of the holders thereof as holders of such shares shall thereupon cease, excepting only their right to receive from the fund so deposited the amount payable upon the redemption thereof, but without interest, and except any unexpired right that may have been lawfully given them as hereinafter provided to have said shares converted into shares of common stock of this corporation.

         This corporation may at any time purchase out of surplus, or, when and as permitted by law, out of stated capital, preferred shares of any series, but for not more than the applicable redemption price.

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         Any preferred shares, regardless of series, purchased and retired, or redeemed and retired, or purchased or redeemed out of stated capital as permitted by law, shall have the status of authorized but unissued shares of preferred stock, and may again be issued.

         5. In the event of any liquidation, dissolution or winding up of the affairs of this corporation, then before any distribution shall be made to the holders of the common stock, the holders of shares of the preferred stock at the time outstanding of any series, shall be entitled to be paid in cash the involuntary liquidating value per share applicable to the shares of such series, upon any involuntary liquidation, dissolution or winding up of the affairs of this corporation, or the voluntary liquidating value per share applicable to the shares of such series, upon any voluntary liquidation, dissolution or winding up of the affairs of this corporation. After such payment to the holders of all the outstanding preferred shares of whatsoever series, the remaining assets of this corporation shall be distributed among the holders of the common stock then outstanding according to their respective shares. The board of directors is hereby expressly authorized, by resolution adopted prior to the issuance of any shares of any particular series, to fix the aforesaid involuntary liquidating value per share applicable to the shares of such series and the aforesaid voluntary liquidating value applicable to the shares of such series, and said voluntary and involuntary liquidating values may be, but need not be the same with respect to the shares of the same series, but neither said voluntary nor said involuntary liquidating value of the shares of any series shall in any case exceed an amount per share equal to the sum of the par value of such share plus fifteen per cent of the par value of such share plus a sum computed at the annual dividend rate on the par value of such share from the date from which dividends on such share became cumulative to the date fixed for the payment of such distributive amounts, less the aggregate of the dividends theretofore or on such date paid thereon.

         6. To the extent permitted by law the board of directors is hereby expressly authorized, by resolution adopted prior to the issuance of any preferred shares of any particular series to fix the terms and amount of any sinking fund for the purchase or redemption thereof, if in the judgment of the board of directors such a sinking fund should be provided for the shares of such series, and to the extent permitted by law is hereby expressly authorized, by resolution so adopted, to fix the terms and conditions, if any, under which the shares of any particular series may be converted into shares of common stock of this corporation.

         7. The shares of any particular series may vary from those of any or all other series in respect to any or all of the following terms which may be fixed by the board of directors as and to the extent hereinbefore provided: as to distinctive serial designation; as to dividend rate; as to date from which dividends on shares of such series issued prior to the date for payment of the first dividend thereon shall be cumulative; as to redemption price; as to the terms of redemption; as to involuntary liquidating value (as hereinbefore defined); as to voluntary liquidating value (as hereinbefore defined); as to whether any sinking fund is provided for the purchase or redemption thereof and as to the terms and amount of such sinking fund; and as to whether such shares may be converted into shares of common stock of this corporation and as to the terms and conditions, if any, under which they may be so converted. In all other respects all of the shares of the preferred stock, regardless of series,


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shall in all respects be equal and shall have the preferences, rights, privileges and restrictions fixed by the Articles of Incorporation of this corporation, as amended.

         8. No holder of any share or shares of preferred stock shall be entitled as such as a matter of right to subscribe for or purchase any stock of any class, whether now or hereafter authorized or outstanding, which may hereafter be issued or sold by this corporation, or any securities convertible into stock of any class, and whether issued or sold for cash, property, services or otherwise.

         9. The shares of preferred stock shall not be entitled to vote, either in election of directors or upon any other matter, except as otherwise provided by law or the Articles of Incorporation of this corporation, as amended.

         For the purposes of this subdivision 9 a quarter-annual dividend shall be deemed in default at any time when (1) the quarter-annual dividend payment date for such dividend has passed and (2) the full amount of such dividend has not been declared and either paid or funds set aside for its payment. If and whenever six quarter-annual dividends payable on all or any part of the preferred shares or any series thereof shall be in default, then, and until such default shall have been remedied so that no dividends on any preferred stock are in default, the shares of outstanding preferred stock shall be entitled to one vote for each share on all matters (but the right of the outstanding shares of common stock to vote on such matters shall not be impaired) and the directors shall be elected as follows: the holders of outstanding shares of preferred stock, voting as a separate class, shall be entitled to elect, by cumulative voting as provided by Missouri law, the minimum number of directors required for a majority of the entire membership of the board of directors, and the holders of outstanding shares of common stock, voting as a separate class, shall be entitled to elect, by cumulative voting as provided by Missouri law, the remainder of the directors.

         Whenever such default shall have been remedied as aforesaid, the preferred shares shall revert to their former status as regards voting, and elections of directors shall be had as formerly.

         The foregoing provisions of this subdivision 9 shall not be deemed to change the times for electing directors or the term of office of any director, both of which shall be the same when said provisions are applicable as when they are not applicable.

         10. So long as any shares of the class of preferred stock hereby authorized are outstanding, no amendment to the Articles of Incorporation of this corporation hereafter duly proposed providing for the creation or increase of preferential shares (whether additional shares of the class of preferred stock hereby authorized or other preferential shares) which would rank on a parity with the preferred shares hereby authorized as to assets or dividends or both, or which would reclassify authorized but unissued shares of stock of any class into preferential shares which would rank on such parity, may be adopted unless such amendment receives the affirmative vote of a majority of the outstanding shares of the class of preferred stock hereby authorized, voting as a separate class, in addition to the affirmative vote of a majority of all outstanding shares entitled to vote and in addition to any


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other vote required by law; but upon such amendment receiving such vote, it may be adopted.

         11. So long as any shares of the class of preferred stock hereby authorized are outstanding, no amendment to the Articles of Incorporation of this corporation hereafter duly proposed providing for the creation or increase of preferential shares having any preference or priority over shares of preferred stock of the class hereby authorized, either as to assets or as to dividends, or which would reclassify authorized but unissued shares of stock of any class into preferential shares having such preference or priority over shares of preferred stock of the class hereby authorized, or which would reclassify then outstanding shares of stock of any class ranking junior to the class of preferred stock hereby authorized, wholly or partially, into shares of stock of the class hereby authorized or of any class ranking on a parity with preferred shares hereby authorized, as to assets or dividends, may be adopted unless such amendment receives the affirmative vote of a least seventy-five per cent of the outstanding shares of the class of preferred stock hereby authorized, voting as a separate class, in addition to the affirmative vote of a majority of all outstanding shares entitled to vote and in addition to any other vote required by law; but upon such amendment receiving such vote, it may be adopted.

         12. So long as any shares of the class of preferred stock hereby authorized are outstanding, no amendment to the Articles of Incorporation of this corporation hereafter duly proposed which would alter or change the preferences, priorities, special rights or special powers given to the class of preferred stock authorized hereby, so as to affect such class adversely, may be adopted or such change or alteration made, unless such amendment receives the affirmative vote of at least two-thirds of the outstanding shares of the class of preferred stock hereby authorized, in addition to the affirmative vote of a majority of all other outstanding shares entitled to vote and in addition to any other vote that may be required by law; but upon such amendment receiving such vote, it may be adopted, and such change or alteration made; provided, however, that if such amendment would alter or change, so as to affect any shares of such class adversely, the rights of such shares with respect to dividends, or the dividend rate thereon, or the redemption price thereof, or the amounts payable thereon on voluntary dissolution or liquidation, or the amounts payable thereon on involuntary dissolution or liquidation, or the rights, if any, thereof with respect to conversion into common stock, then such amendment may not be adopted, nor such change or alteration made, unless it receives, in addition to the vote above required by this subdivision 12, the affirmative vote of at least seventy-five per cent of the outstanding shares of each and every series which would be adversely affected by such alteration or change; but upon such amendment receiving such vote, it may be adopted, and such change or alteration made.

         13. So long as any shares of the class of preferred stock hereby authorized are outstanding, this corporation shall not, without the consent (given in writing without a meeting or by vote at a meeting duly called for the purpose) of the holders of at least two-thirds of the aggregate number of shares of said preferred stock then outstanding:

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                  (a) Sell or otherwise dispose of any shares of said
         preferred stock or of stock of any class ranking on a parity with said preferred stock as to assets or dividends, unless the gross income of this corporation for a period of any twelve consecutive calendar months within the fifteen calendar months immediately preceding the first day of the month in which such additional stock is issued, is at least one and one-half times the annual requirements for (1) dividends on all stock of the class hereby authorized and of any other class ranking on a parity therewith or having any preference thereover, as to assets or dividends, that will be outstanding immediately after the issue of such additional stock, plus (2) interest on all bonds, notes, debentures and other interest-bearing obligations of this corporation (of whatsoever maturity date) that will be outstanding immediately after the issue of such additional stock; and for this purpose "gross income" means the operating revenues of this corporation less operating expenses and taxes, plus other income, if any, all determined in accordance with the Uniform System of Accounts for Gas Utilities prescribed by, and any applicable orders of the Public Service Commission of Missouri; or

                  (b) Declare or pay any dividend (other than a stock dividend) on stock of any class which ranks junior to said preferred stock at any time when the stated capital represented by stock of all classes ranking junior to said preferred stock plus paid-in and capital surplus and earned surplus, is less than twenty-five per cent of the total capitalization of this corporation, unless one or the other of the following conditions is met (and if either is met such dividend may be declared and paid if otherwise proper):

                           (1) Such dividend is in an amount not greater
                  than seventy-five per cent of the net earnings of this corporation after provision for dividends on the preferred stock outstanding (computed according to generally accepted accounting principles) earned during the fiscal year of this corporation in which such dividend is declared and before the end of the quarter in which such dividend is declared; or

                           (2) Such dividend, and all other dividends (other
                  than stock dividends) on stock of any class which ranks junior to said preferred stock, declared or paid since the earliest date of issue of any then outstanding shares of said preferred stock or of stock of any class ranking on a parity with said preferred stock, as to assets or dividends, aggregate not more than seventy-five per cent of the net earnings of this corporation after provision for dividends on the preferred stock outstanding (computed as aforesaid) earned between said earliest date of issue and the end of the quarter in which such dividend is declared.

                  It is provided, however, that for the purposes of the above conditions (1) and (2) net earnings may be estimated for the quarter in which any such dividend is declared. For the purpose of this clause (b) of subdivision 9, total capitalization means the sum of stated capital plus paid-in and capital


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                  surplus, plus earned surplus, plus bonds, notes,
                  debentures and other interest-bearing obligations of this corporation having a maturity of one year or more from the date thereof. In determining the earliest date of issue of outstanding shares as provided in condition (2) above, any shares which may have been reissued shall be treated as having been first issued as of the date when they were last issued; or

                  (c) Issue any shares of said preferred stock or of stock ranking on a parity with said preferred stock as to assets or dividends, if the stated capital to be represented by shares of said preferred stock and such other stock to be outstanding immediately after each issue, would exceed the stated capital to be represented by shares of stock to be then outstanding ranking junior to said preferred stock as to assets and dividends, increased by the amount of any paid-in surplus and capital surplus and any earned surplus, or reduced by the amount of any deficit.

         14. The shares of said preferred stock may be issued for such consideration not less than the par value thereof as shall be fixed from time to time by the board of directors.

                                 ARTICLE IV

         The number of directors shall be fixed (or changed) from time to time by, or in the manner specified in, the bylaws; provided that the total number of directors (as thus fixed or changed) constituting the Board of Directors shall in no event be less than four (4) nor more than seven (7). None of such directors need be shareholders of this corporation. This corporation shall give written notice to the Secretary of State of the number of the directors thus fixed (or changed) by any method, such notice to be given as required by law. The directors shall be elected by cumulative voting as provided by Missouri law, and shall, without limiting their other powers, have the power to make, alter, amend or repeal the bylaws of this corporation.

                                  ARTICLE V

         The duration of this corporation shall be perpetual.

                                 ARTICLE VI

         Without in any manner limiting or impairing the powers and purposes now provided by its existing charter, this corporation shall have the following powers and purposes: To supply the cities, towns, villages, districts and neighborhoods in and near the County of St. Louis, Missouri, and public and private buildings located therein, and the inhabitants thereof, with gas for light, heat, power and other purposes. Also the following powers and purposes which this corporation may carry out in St. Louis County, Missouri, and elsewhere in the State of Missouri and other States of the United States:

         To operate a gas business; to manufacture, buy, sell, and deal in, and use in its own business gas, coke and other fuels and by-products of the manufacture of the same; to buy


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and sell natural gas; to construct, operate and maintain distribution systems for gas, and to construct, operate, lay and maintain mains, pipes, and equipment necessary or convenient in the distribution of gas; to buy, sell and deal in furnaces, stoves, refrigerators and appliances and equipment of all kinds and related materials, and to service the same; to accept, lease, sell, assign, mortgage, pledge and dispose of franchises; to carry on all business generally and usually carried on by an operating gas utility company and to do any and all acts necessary or incidental in connection therewith. Also the following powers and purposes: (a) Directly, or indirectly through investments in subsidiaries or otherwise, to purchase or otherwise acquire, explore for, produce, manufacture, generate, store, hold, own, consume, exchange, deal in, transport, transmit, distribute, dispose of, promote the use of, and sell any and all forms or sources of energy and any and all minerals, and any and all products and by-products derived in any way therefrom; (b) To manufacture, buy, sell, deal in, and to engage in, conduct, and carry on the business of manufacturing, buying, selling and dealing in goods, wares and merchandise of every class and description; (c) To carry on and conduct a general wholesale and retail mercantile business; (d) To lease or buy stores, storerooms, warehouses, branch offices and any other type of business space convenient or suitable for effectuating any of the purposes of the corporation in Missouri or in any other state; (e) To enter into contracts or agreements in any form whatsoever with manufacturers, distributors or wholesalers of goods, wares and merchandise granting to this corporation exclusive or non-exclusive rights of representation, distribution, sale or other handling of the products of said manufacturer, wholesaler or distributor in any territory of the United States; (f) To buy, lease, contract for, invest in, or otherwise acquire any real or personal property, or any interest therein, or all or any part of the good will, rights, franchises, property and business of any person, entity, partnership, association or corporation, to pay for the same in cash or in stock of any class, bonds, or other obligations of the corporation or otherwise, to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, to assume in connection therewith any liabilities of any such person, entity, partnership, association or corporation, and conduct in any lawful manner the whole or any part of the business thus acquired; (g) To acquire, through the purchase of stock or otherwise, other corporations, companies, firms and associations, or any interest therein, and to own and operate, as subsidiaries or otherwise, and to finance the activities and businesses of, said corporations, companies, firms, and associations; (h) To sell, lease, exchange, convey, mortgage, pledge, transfer, assign and deliver, and otherwise dispose of, all, or any part of the property, assets and effects of the corporation, and receive in payment therefor cash or stocks, bonds, notes, debentures, or other securities or evidences of indebtedness or obligations of any individual, firm, corporation, company, association, trust or organization, on such terms and conditions as the Board of Directors of the corporation shall determine, subject to limitations, restrictions or requirements imposed by law; (i) To act as principal, agent, broker, dealer, factor, jobber, commission merchant or in any representative capacity; and to be a general or limited partner, in transacting any business authorized herein; (j) To manufacture, buy, sell, exchange, mortgage, encumber, improve, develop, manage, control, assign, transfer, convey, lease, pledge, or otherwise acquire, hold, own, alienate or dispose of, property of any kind whatsoever, real, personal or mixed, wheresoever situated or any interest therein; (k) To construct, improve, rebuild, alter, decorate, maintain, manage, control, lease, encumber, or otherwise to acquire, hold and dispose of and deal in any and all kinds of improvements upon land belonging to this company, or upon other land; (l) To


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enter into any lawful arrangements for profit sharing, reciprocal concession or cooperation, with any corporation, association, partnership, syndicate or entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business which the corporation is authorized to carry on or any business or transactions deemed necessary, or convenient or incidental to carrying out any of the purposes of the corporation; (m) To lease, purchase, manufacture, or otherwise acquire and to own, hold, mortgage, pledge, assign, transfer, or otherwise dispose of, and generally to deal in and use building materials, tools, equipment, furniture, fixtures and supplies incident to or useful in connection with the purchase, sale, ownership, construction, maintenance, and management of real estate, buildings and other structures; (n) To acquire, hold, sell, use, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or of any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of the corporation; (o) To purchase, insofar as the same may be done without impairing the stated capital of the corporation, and to hold, pledge and reissue shares of its own capital stock, but such shares so acquired and held shall not be entitled to vote, either directly or indirectly, nor to receive dividends; (p) To purchase, or in any manner acquire, to own and hold, receive and dispose of the income from, to guarantee, sell, assign, transfer, mortgage, pledge, or otherwise dispose of, and to exercise all of the rights of individual natural persons with respect to any bonds, securities and evidences of indebtedness of, or shares of stock in any corporation or joint stock company of any state, territory or country, and while the owner of said stock, to exercise all of the rights, powers and privileges of ownership, including the right to vote thereon; (q) To purchase, incorporate and/or cause to be merged, consolidated, reorganized or liquidated, and to promote, take charge of and aid, in any way permitted by law, the incorporation, merger, consolidation or liquidation of any corporation, association or entity; (r) To make contracts and guarantees and incur liabilities, to borrow or raise moneys for any of the purposes of the corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, convertible or non-convertible, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage on, or pledge, conveyance or assignment in trust of the whole or any part of the assets of the corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such securities or other obligations of the corporation for its corporate purposes; (s) To enter into, make, perform and carry out contracts of every sort and kind, for any lawful purpose, with any person, firm, association or corporation, whether public, private or municipal or body politic, and with the Government of the United States or any state, territory or colony thereof, or any foreign government; (t) To conduct business in all other states, the District of Columbia, the territories, possessions and dependencies of the United States and in any or all foreign countries, to have one or more officers out of the State of Missouri, and to hold, purchase, lease, let, mortgage and convey real and personal property out of said state as well as therein; (u) To do any and everything necessary or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove enumerated, either for itself or as agent for any person, firm or corporation, either alone or in association with other corporations, or with any firm or


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individual; to engage in any other lawful business or operation deemed advantageous or desirable, and to do any and everything incidental to, growing out of, or germane to any of the foregoing purposes or objects, and to have and exercise all of the powers and rights conferred by the laws of the State of Missouri upon corporations formed under or accepting The General and Business Corporation Law of Missouri, and all acts amendatory thereof and supplemental thereto, it being expressly provided that the foregoing clauses shall be construed both as objects and powers and shall be in furtherance and not in limitation of the powers conferred by the laws of the State of Missouri and that the foregoing enumeration of specific powers shall not be held to alter or restrict in any manner the general powers of this corporation.

                                 ARTICLE VII

         A. This corporation shall indemnify each of its Directors and Officers to the full extent specified by Section 351.355 of the Revised Statutes of Missouri, as amended from time to time, (the "Indemnification Statute") and, in addition, shall indemnify each of them against all expenses (including, without limitation, all attorneys' fees, judgments, fines and amounts paid in settlement) incurred by such Director or Officer in connection with any claim (including without limitation any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of this corporation or any other corporation) by reason of the fact that such Director or Officer is or was serving this corporation or at the request of this corporation in any of the capacities referred to in the Indemnification Statute or arising out of such Director's or Officer's status in any such capacity, provided that this corporation shall not indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law.

         B. This corporation may, to such extent as it deems appropriate and as may be permitted by the Indemnification Statute, indemnify any other person referred to in the Indemnification Statute against any such expenses incurred by such person in connection with any such claim by reason of the fact that such person is or was serving this corporation, or at the request of this corporation, in any of such capacities or arising out of such person's status in any such capacity.

         C. This corporation is authorized to give or supplement any of the aforesaid indemnifications by bylaw, agreement or otherwise and fund them by insurance to the extent it deems appropriate. Amounts to be paid under this Article shall be disbursed at such times and upon such procedures as this corporation shall determine. All such indemnification shall continue as to any person who has ceased to serve in any of the aforesaid capacities and shall inure to the benefit of the heirs, devisees and personal representatives of such person. The Indemnification provided for under Section A or given or supplemented under this Section C of this Article VII shall survive elimination or modification of this Article with respect to any such expenses incurred in connection with claims arising out of acts or omissions occurring prior to such elimination or modification and persons to whom such


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indemnification is given shall be deemed to have commenced or continued
their services in reliance upon all of the foregoing, and shall be entitled to rely upon such indemnification as a contract with this corporation, and/or as a third party beneficiary with respect to this Article VII.

                                ARTICLE VIII

         The special act of the General Assembly of Missouri approved March 2, 1857, found in Laws of Missouri, 1856-1857, page 598, entitled "An Act to Incorporate 'The Laclede Gas Light Company'" and the act of the General Assembly of Missouri, approved March 26, 1868, found in Laws of Missouri, 1868, page 187, entitled "An Act to Amend an Act to Incorporate the Laclede Gas Light Company, approved March 2, 1857," together with and as supplemented by these articles, shall constitute the articles of incorporation or charter of this corporation. In case of any conflict between said acts of the General Assembly and these articles, the provisions of these articles shall govern; provided, however, that nothing herein contained shall be construed to limit or impair any right, privilege, immunity or franchise which this corporation has by reason of Section 5 of said Act approved March 2, 1857, and Section 1 of said Act approved March 26, 1868, or either of said sections.

         IN WITNESS WHEREOF, the undersigned President has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on March 1, 2002, and hereby state that the above restated articles of incorporation were unanimously approved by the Board of Directors of Laclede Gas Company at a meeting duly called and held and that the above restated Articles of Incorporation correctly set forth without change the corresponding provisions of the articles of incorporation as theretofore amended and the restated articles of incorporation supersede the original articles of incorporation and all amendments thereto.

(SEAL)

                                      LACLEDE GAS COMPANY

ATTEST:
                                      By: /s/ Douglas H. Yaeger
                                          ----------------------------------
                                          President

/s/ Mary C. Kullman
---------------------------------
Secretary

                                                    (Stamp Filed
                                                   March 18, 2002
                                                     Matt Blunt
                                                Secretary of State)

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STATE OF MISSOURI  )
                   ) ss.
CITY OF ST. LOUIS  )

         I, Adele M. Follmer, a Notary Public, do hereby certify that on 3-1-2002 personally appeared before me Douglas H. Yaeger who, being by me first duly sworn, declared that he is the President of Laclede Gas Company, that he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.



(SEAL)                            /s/ Adele M. Follmer
                                  ------------------------------------------
                                  Notary Public Adele M. Follmer


                                  My commission expires: June 11, 2004
                                  My County of Commission: Jefferson




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